                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Patent

Cascade Financial Corporation


                                           Percentage       Jurisdiction or
Subsidiaries(a)                           of Ownership    State of Incorporation
---------------                          -------------    ----------------------
Cascade Bank                                  100%              Washington
Cascade Capital Trust I                       100%               Delaware
Cascade Investment Services, Inc.(b)          100%              Washington

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(a)  The operation of the Corporation's wholly owned subsidiaries are included in the Corporation's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.

(b)  Wholly-owned subsidiary of Cascade Bank.



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